Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), is dated as of  _________, 2015 between Identiv, Inc., a Delaware corporation (the “Corporation”), and _________________ (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is either a member of the board of directors of the Corporation (the “Board of Directors”) or an officer of the Corporation, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Corporation, is performing a valuable service for the Corporation; and

WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers; and

WHEREAS, the Board of Directors of the Corporation has concluded that, in order to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Corporation or as an Agent, and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation contractually to indemnify directors, officers and Agents and to assume for itself to the fullest extent permitted by law expenses and damages in connection with claims against such officers, directors and Agents in connection with their service to the Corporation; and

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Corporation is organized, empowers the Corporation to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Corporation, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive; and

WHEREAS, the Corporation desires and has requested the Indemnitee to serve or continue to serve as a director, officer or Agent of the Corporation free from undue concern for claims for damages arising out of or related to such services to the Corporation; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified as herein provided; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein; and

WHEREAS, certain defined terms are set forth in Section 17 below; and

WHEREAS, Indemnitee has requested that the Corporation provide additional protection against personal liability of the Indemnitee other than that provided for in the Certificate of Incorporation or Bylaws of the Corporation; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Secondary Indemnitors (as hereinafter defined) (or their affiliates), which Indemnitee, the Corporation and the Secondary Indemnitors (or their affiliates) intend to be secondary to the primary obligation of the Corporation to indemnify Indemnitee as provided herein, with the Corporation’s acknowledgement of, and agreement to, the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of the Corporation:

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving or continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1.Services by Indemnitee.

  Indemnitee agrees to serve or continue to serve (a) as a director or an officer of the Corporation, or both, so long as Indemnitee is duly appointed or elected and qualified and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position, in each case in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Corporation, or (b) otherwise as an Agent of the Corporation.  Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation or any subsidiary of the Corporation.  Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.Indemnification of Indemnitee.

  Subject to the limitations set forth herein and particularly in Section 6 hereof, the Corporation hereby agrees to indemnify Indemnitee as follows:

(a)The Corporation shall, with respect to any Proceeding (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by applicable law or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide before such amendment).  The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right.  Without in any way diminishing the scope of the indemnification provided by this Section 2(a), the rights of indemnification of Indemnitee shall include but shall not be limited to those rights hereinafter set forth.

(b)Without limiting the generality of Section 2(a) above, the Corporation shall indemnify Indemnitee if Indemnitee is or was, or is threatened to be made, a party to or participant in any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the

Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) incurred by or on behalf of Indemnitee in connection with such Proceeding (or any claim, issue or matter therein) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(c)Without limiting the generality of Section 2(a) above, the Corporation shall indemnify Indemnitee if Indemnitee is or was, or is threatened to be made, a party to or participant in any Proceeding by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses and, to the fullest extent permitted by law, Liabilities incurred by or on behalf of Indemnitee in connection with such Proceeding (or any claim, issue or matter therein) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(d)Indemnification for Expenses as a Witness.  Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.  To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 2(d), regardless of whether the Indemnitee met the standards of conduct set forth in Sections 2(b) and 2(c) hereof.

(e)If a Proceeding for which Indemnitee is entitled to be indemnified hereunder asserts a claim against (i) the lawful spouse or legally recognized domestic partner of Indemnitee or (ii) a property interest of such spouse or domestic partner, then indemnification shall be extended to such spouse or domestic partner or for the protection of the property of such spouse or domestic partner to the extent that the Proceeding does not arise from any actual or alleged act, error or omission of such spouse or domestic partner.

(f)Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any

Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of the Corporation), the Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding.  If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 2(f) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.

3.Advancement of Expenses.

  All Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding, including without limitation any Proceeding brought by or in the right of the Corporation, unless and to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses.  The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee.  In the event that such written request shall be accompanied by an statement of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary.  Indemnitee shall repay such amounts advanced if and only to the extent there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses.  Such repayment obligation shall be unsecured and shall not bear interest. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such Expenses and no other undertaking shall be required.  In the event that the Corporation shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

4.Presumptions and Effect of Certain Proceedings.

  Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination.  The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.  If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within the period provided for in Section 5 hereof, a determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

5.Procedure for Determination of Entitlement to Indemnification.

(a)Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation.  Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification.  The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request.  If, at the time of receipt of any such request for indemnification, the Corporation has director and officer insurance policies in effect, the Corporation will promptly notify the relevant insurers and take such other actions as necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.  Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Corporation’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.  If it is so determined that the Indemnitee is entitled to indemnification, and Indemnitee has already paid the Liabilities, reimbursement to the Indemnitee shall be made within ten (10) days after such determination; otherwise, the Corporation shall pay the Liabilities on behalf of the Indemnitee if and when the Indemnitee becomes legally obligated to make payment.

(b)The Corporation shall be entitled to select the forum in which Indemnitee’s entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification.  The forum shall be any one of the following:

(i)a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(ii)by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum;

(iii)Independent Legal Counsel, whose determination shall be made in a written opinion; or

(iv)the stockholders of the Corporation.

6.Specific Limitations on Indemnification.

  Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding (and Indemnitee hereby waives and relinquishes any right under this Agreement, the Certificate of Incorporation or Bylaws of the Corporation to be indemnified and held harmless or to receive any advancement of Expenses):

(a)To the extent that payment is actually made to Indemnitee under any insurance policy provided by the Corporation, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement; provided, that the foregoing shall not affect the rights of Indemnitee or the Secondary Indemnitors set forth in Section 16 hereof.  Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

(b)Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Corporation’s consent, which consent, however, shall not be unreasonably withheld, delayed or conditioned;

(c)For (i) an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) from an accounting restatement by the Corporation, or the payment to the Corporation of profits arising from the purchase, sale or other acquisition or transfer by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; provided, however, that notwithstanding any limitation set forth in this Section 6(c) regarding the Corporation’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 hereof to receive advancement of  Expenses hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute;

(d)In connection with any acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law; provided, however, that notwithstanding any limitation set forth in this Section 6(d) regarding the Corporation’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 hereof to receive advancement of Expenses hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law; or

(e)In connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement), unless the commencement of such Proceeding was authorized by the Board of Directors.

7.Fees and Expenses of Independent Legal Counsel.

  The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

8.Remedies of Indemnitee.

(a)In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the remedy sought.  Alternatively, unless court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award.  In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

(b)In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c)If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination.

(d)The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e)Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall, if requested by Indemnitee, be advanced by the Corporation within ten (10) days after the receipt by the Corporation of a written request therefor, irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

9.Contribution.

  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

10.Maintenance of Insurance.

  The Corporation represents that it presently has in place or will put in place in connection with its initial public offering certain directors’ and officers’ liability insurance policies covering its directors and officers.  Subject only to the provisions within this Section 10, the Corporation agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation, or both, or as an Agent of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Corporation will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided or, following the Corporation’s initial public offering, than that provided as of the time of such initial public offering and at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Corporation.  Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors’ and officers’ liability insurance during any time period if during such period such insurance is not reasonably available or if it is determined in good faith by the then directors of the Corporation either that:

(i)The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(ii)The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors’ and officers’ liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Corporation’s existing policies).

11.Modification, Waiver, Termination and Cancellation.

  No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.Subrogation.

  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights; provided, that the foregoing shall not affect the rights of Indemnitee or the Secondary Indemnitors set forth in Section 16 hereof.

13.Notice by Indemnitee and Defense of Claim.

  Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint,

indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative that may result in the right to indemnification or the advancement of Expenses, but the omission so to notify the Corporation will relieve the Corporation of its advancement or indemnification obligations under this Agreement only to the extent the Corporation can establish that such omission to notify resulted in actual and material prejudice to it that cannot be reversed or otherwise eliminated without any material negative effect on the Corporation.  Notwithstanding the foregoing, such omission will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a)The Corporation will be entitled to participate therein at its own expense; and

(b)The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding.  After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)the employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii)the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c)The Corporation shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole but reasonable discretion, effect any settlement of any Proceeding against Indemnitee or that would impose any cost, liability, or limitation on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Corporation has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding.

14.Notices.

  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to the address set forth below Indemnitee’s name on the signature page hereof.

(b)	If to the Corporation, to:

Identiv, Inc.

39300 Civi Center Dr., Suite 140

Fremont, CA 94538

Attn:  CFO

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

15.Nonexclusivity.

  The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation’s Certificate of Incorporation or Bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

16.Indemnification and Advancement Rights Primary.

  The Corporation hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more parties other than the Corporation or an affiliate of the Corporation (collectively, the “Secondary Indemnitors”).  The Corporation hereby acknowledges and the Corporation and Indemnitee hereby agree: (i) that the Corporation is the indemnitor of first resort; i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification or any obligation of any insurer of any Secondary Indemnitor to provide insurance coverage for the same Expenses or Liabilities incurred by Indemnitee are secondary; (ii) that the Corporation shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation and/or Bylaws of the Corporation (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors or any insurer of any Secondary Indemnitor; and (iii) that the Corporation irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors that the Corporation may have for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation.  The Corporation and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this provision.

17.Certain Definitions.

(a)“Agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan), in each case either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation.  Any person who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

(b)“Change in Control” shall mean the occurrence, after the Corporation’s initial public offering,  of any of the following:

(i)Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least twenty percent (20%) of the total voting power represented by the Corporation’s then outstanding voting securities and (B) the beneficial ownership by such person of securities representing such percentage is not approved by a majority of the “Continuing Directors” (as defined below);

(ii)  Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities;

(iii)A change in the composition of the Board of Directors occurs, as a result of which fewer than two‑thirds of the incumbent directors are directors (the “Continuing Directors”) who either (A) had been directors of the Corporation on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved;

(iv)The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(v)The stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

For purposes of Subsections (i) and (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (y) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the date first written above in the preamble to this Agreement or (y) the date 24 months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Corporation, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

(c)“Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d)“Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)“Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either a final adjudication in the courts of the State of Delaware from which there is no further right of appeal or a final decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder.

(f)“Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent:  (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)“Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h)“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, in which Indemnitee was, is or may be involved as a party or target, that is associated with Indemnitee’s being an Agent of the Corporation.

18.Binding Effect; Duration and Scope of Agreement.

  This Agreement shall be binding upon the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives.  This Agreement shall be deemed to be effective as of the commencement date of the Indemnitee’s service as an officer or director of the Corporation and shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19.Severability.

  If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20.Governing Law.

  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

21.Consent to Jurisdiction.

  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 8 hereof, the Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any court action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

22.Entire Agreement.

  This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 15 hereof.

23.Counterparts.

  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

*  *  *

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

IDENTIV, INC., a Delaware corporation

By

Its

INDEMNITEE

Address: